Carriage Services Announces Third Quarter 2026 Results, Updates 2026 Guidance
and Strategic Acquisitions Timeline
Conference call on Thursday, November 5, 2026 at 8:00 a.m. Central Time
HOUSTON - November 4, 2026 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the third quarter ended September 30, 2026.
Company Highlights:
•GAAP Net Income grew 35.2% and operating income increased 10.8% compared with the prior year quarter;
•GAAP diluted EPS of $0.56 compared with $0.41 in the prior year quarter;
•Adjusted diluted EPS of $0.59 compared to $0.75 in the prior year quarter;
•Consolidated funeral contract volume increased 2.5% and the funeral consolidated average revenue per contract grew 1.9%;
•Consolidated insurance-funded preneed funeral contracts sold grew 7.0%;
•We are excited to announce we have strategic acquisitions under contract or letter of intent representing more than $14 million in annual revenue, with closings anticipated for later this year and in early 2027; and
•Closed on our new $300 million credit facility agreement and increased committed borrowing capacity by $50 million, which represents another important step in strengthening our capital structure and advancing our long-term growth strategy.
Carlos Quezada, Vice Chairman and CEO, stated, “We are encouraged by the continued momentum in our funeral business, with same-store funeral contracts increasing 2.3% during the quarter as we close the gap from a slower-than-expected first half. Our field teams continue to execute on our key funeral initiatives to drive volume and average revenue per contract, delivering outstanding results, including funeral volume growth and a 1.9% increase in consolidated average revenue per contract. Additionally, consolidated insurance-funded preneed funeral contracts sold grew 7.0%, reinforcing our confidence in our funeral operating strategy.
In our cemetery business, comparable revenue declined 7.8%, primarily driven by lower preneed sales production. Our operational review identified opportunities to strengthen fundamental sales disciplines, and since the beginning of the third quarter, we have taken targeted actions to reinforce our sales organization and restore the consistent performance we have delivered for over five years. We are encouraged by our early progress, including the introduction of a comprehensive sales performance dashboard and AI-powered tools that enhance visibility, accountability, and proactive management. These new tools position us to drive sustainable sales growth and improved cemetery performance over time.
During the quarter, our financial revenue and Adjusted Consolidated EBITDA were negatively impacted by additional trust taxes associated with the sale of certain Master Limited Partnership (MLP) investments held in our trusts, which were finalized upon receipt of third-quarter tax information.
We are particularly excited about the momentum in our strategic acquisition pipeline. As previously communicated, we anticipated significant activity in the second half of the year, and today we have over $14 million in annual revenue represented by acquisitions under contract and letters of intent, with anticipated closings later this year and in early 2027. This progress reinforces our confidence in our disciplined growth strategy and the opportunities ahead.
Looking forward, our priorities remain clear: sustain our funeral momentum, restore consistent cemetery sales execution, and expand our portfolio through disciplined, high-quality acquisitions. Guided by our 2030 Vision and The Carriage Way, we remain confident in our people, our strategy, and our ability to deliver sustainable growth, stronger financial performance, and meaningful long-term value for our shareholders,” concluded Mr. Quezada.

FINANCIAL HIGHLIGHTS

	Three months ended September 30,		Nine months ended September 30,
(in millions, except volume, average, margins, and EPS)	2026	2025	2026	2025

GAAP Metrics:
Total revenue	$100.3	$102.7	$309.3	$312.0
Operating income	$19.4	$17.5	$68.6	$73.1
Operating income margin	19.3%	17.0%	22.2%	23.4%
Net income	$8.9	$6.6	$34.6	$39.2
Diluted EPS	$0.56	$0.41	$2.17	$2.47
Cash provided by operating activities	$24.7	$24.7	$47.2	$46.6

Cemetery Consolidated Metrics:
Preneed interment rights (property) sold	3,307	3,569	9,914	10,821
Preneed sales revenue	$24.0	$26.0	$69.8	$69.0
Preneed sales production	$26.5	$27.3	$79.9	$78.0
Average price per preneed interment right sold	$6,363	$6,257	$6,434	$5,863

Funeral Consolidated Metrics:
Funeral contracts	10,374	10,124	31,760	32,885
Average revenue per funeral contract	$5,930	$5,821	$6,010	$5,824
Burial rate	31.3%	31.5%	31.8%	32.1%
Cremation rate	61.6%	61.3%	60.9%	61.0%

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$27.7	$33.0	$94.7	$98.2
Adjusted consolidated EBITDA margin	27.6%	32.1%	30.6%	31.5%
Adjusted diluted EPS	$0.59	$0.75	$2.23	$2.45
Adjusted free cash flow	$19.3	$19.0	$33.0	$39.3

Cemetery Comparable Metrics(2):
Preneed interment rights (property) sold	3,166	3,509	9,353	10,597
Preneed sales revenue	$23.4	$25.8	$67.4	$68.0
Preneed sales production	$25.7	$27.0	$76.9	$76.8
Average price per preneed interment right sold	$6,495	$6,305	$6,610	$5,916

Funeral Comparable Metrics(3):
Funeral contracts	9,787	9,564	30,076	30,847
Average revenue per funeral contract	$5,982	$5,915	$6,057	$5,933
Burial rate	31.2%	31.8%	31.8%	32.4%
Cremation rate	61.5%	60.9%	60.9%	60.7%

(1) We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

(2) Metrics calculated using cemetery comparable results (including cemeteries that are owned for the entire period beginning January 1, 2025 and ending September 30, 2026).
(3) Metrics calculated using funeral comparable results (including funeral homes that are owned for the entire period beginning January 1, 2025 and ending September 30, 2026).
•Total revenue for the three months ended September 30, 2026 decreased $2.5 million compared to the three months ended September 30, 2025. The cemetery segment experienced a 1.7% increase in the consolidated average price per preneed interment rights sold offset by a 7.3% decrease in the consolidated number of preneed interment right (property) sold. Additionally, the funeral segment experienced a 1.9% increase in the consolidated average revenue per funeral contract and a 2.5% increase in consolidated funeral contract volume. Financial revenue was negatively impacted by additional trust taxes associated with the sale of certain Master Limited Partnership (MLP) investments, which were finalized upon receipt of third-quarter tax information.
•Net income for the three months ended September 30, 2026 increased $2.3 million compared to the three months ended September 30, 2025. We experienced a $6.9 million favorable change in net gains and losses on divestitures and impairment charges which was partially offset by a $5.0 million decrease in gross profit contribution from our businesses, a $0.6 million loss on extinguishment of debt, and a $0.6 million increase in income tax expense.
•Total revenue for the nine months ended September 30, 2026 decreased $2.6 million compared to the nine months ended September 30, 2025. The cemetery segment experienced a 9.7% increase in the consolidated average price per preneed interment right sold and an 8.4% decrease in the consolidated number of preneed interment rights (property) sold. Additionally, the funeral segment experienced a 3.2% increase in the consolidated average revenue per funeral contract and a 3.4% decrease in consolidated funeral contract volume.
•Net income for the nine months ended September 30, 2026 decreased $4.6 million compared to the nine months ended September 30, 2025, primarily due to a decline in the gross profit contribution from our businesses.
OUTLOOK FOR 2026
We are revising our full-year expectations to reflect the year-to-date results, including lower-than-anticipated mortality rates during the first half of the year, weaker cemetery preneed performance, additional trust taxes recognized in connection with the sale of certain MLP investments, and revised timing of certain expected acquisitions. While the improvement in our funeral business during the third quarter is encouraging, our updated outlook reflects the financial performance achieved to date and our current assessment of the fourth quarter.

	2026 Outlook (1)	Revised 2026 Outlook (1)
(in millions - except per share amounts)
Total revenue	$435 - $445	$415 - $420
Adjusted consolidated EBITDA(2)	$135 - $140	$125 - $130
Adjusted diluted EPS(2)	$3.35 - $3.55	$2.90 - $3.05
Adjusted free cash flow(2)(3)	$40 - $50	$40 - $45
Capital expenditures	$20 - $25	$20 - $25
(1) Includes the expected revenue impact of acquisitions and divestitures of certain non-core assets.
(2) Adjusted consolidated EBITDA, adjusted diluted EPS, and adjusted free cash flow are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from operating income, diluted earnings per share, and cash provided by operating activities; however, these measures calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2026 excludes the following: Gains or losses associated with divestitures and/ or debt extinguishment, acquisition costs, severance and separation costs, impairment of goodwill, intangibles, and property, plant, and equipment, special vendor incentives, potential tax reserve adjustments and IRS payments and/or refunds, and other special items. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.

(3) Includes the expected impact of total capital expenditures (growth and maintenance).
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, November 5, 2026 at 8:00 a.m. Central Time. To participate in the call, please dial 800-330-6710 (Conference ID - 2130035) or listen live over the internet via webcast link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com.
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operated 155 funeral homes in 24 states and 28 cemeteries in 9 states as of September 30, 2026. It is dedicated to delivering premier experiences through innovation, partnership, and elevated service.
For more information, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except margins and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Funeral comparable revenue	$56,833	$54,864	$175,699	$177,843
Cemetery comparable revenue	32,537	35,300	95,278	96,504
Total comparable revenue	89,370	90,164	270,977	274,347
Financial revenue	6,196	9,033	23,996	24,542
Ancillary revenue	811	860	2,500	2,794
Acquisition revenue	3,879	705	11,744	705
Divested revenue	—	1,980	108	9,570
Total revenue	$100,256	$102,742	$309,325	$311,958

Funeral comparable EBITDA	$20,405	$20,223	$66,863	$70,482
Funeral comparable EBITDA margin	35.9%	36.9%	38.1%	39.6%

Cemetery comparable EBITDA	13,600	17,052	41,198	43,419
Cemetery comparable EBITDA margin	41.8%	48.3%	43.2%	45.0%

Financial EBITDA	5,570	8,069	22,166	22,193
Financial EBITDA margin	89.9%	89.3%	92.4%	90.4%

Ancillary EBITDA	115	174	437	394
Ancillary EBITDA margin	14.2%	20.2%	17.5%	14.1%

Acquisition EBITDA	917	402	3,479	402
Acquisition EBITDA margin	23.6%	57.0%	29.6%	57.0%

Divested EBITDA	(7)	399	73	2,380
Divested EBITDA margin	—%	20.2%	67.6%	24.9%
Total field EBITDA	$40,600	$46,319	$134,216	$139,270
Total field EBITDA margin	40.5%	45.1%	43.4%	44.6%

Total overhead	$13,560	$13,738	$40,516	$41,479
Overhead as a percentage of revenue	13.5%	13.4%	13.1%	13.3%

Consolidated EBITDA	$27,040	$32,581	$93,700	$97,791
Consolidated EBITDA margin	27.0%	31.7%	30.3%	31.3%

Other expenses and interest
Depreciation & amortization	$6,306	$6,503	$19,342	$18,077
Non-cash stock compensation	1,655	2,012	5,681	5,857
Interest expense	6,737	6,946	20,304	21,278
Loss on extinguishment of debt	579	—	579	—
Other	(856)	7,411	(381)	(241)
Pretax income	$12,619	$9,709	$48,175	$52,820
Net tax expense	3,739	3,139	13,531	13,585
Net income	$8,880	$6,570	$34,644	$39,235
Special items(1)	$616	$7,884	$1,352	$(333)
Tax on special items	175	2,531	381	99
Adjusted net income	$9,321	$11,923	$35,615	$38,803
Adjusted net income margin	9.3%	11.6%	11.5%	12.4%

Adjusted diluted earnings per share	$0.59	$0.75	$2.23	$2.45

GAAP basic earnings per share	$0.56	$0.42	$2.19	$2.51
GAAP diluted earnings per share	$0.56	$0.41	$2.17	$2.47

Weighted average shares o/s - basic	15,667	15,490	15,629	15,398
Weighted average shares o/s - diluted	15,755	15,732	15,789	15,601

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$27,040	$32,581	$93,700	$97,791
Special items(1)	671	395	1,024	395
Adjusted consolidated EBITDA	$27,711	$32,976	$94,724	$98,186
Adjusted consolidated EBITDA margin	27.6%	32.1%	30.6%	31.5%

(1) A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CARRIAGE SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(unaudited and in thousands)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$8,145	$1,688
Accounts receivable, net	43,399	40,647
Inventories	7,853	7,763
Prepaid and other current assets	13,194	5,978
Total current assets	72,591	56,076
Preneed cemetery trust investments	112,985	109,152
Preneed funeral trust investments	110,451	115,416
Preneed cemetery receivables, net	70,212	67,055
Receivables from preneed funeral trusts, net	16,113	16,255
Property, plant, and equipment, net	286,604	286,810
Cemetery property, net	115,732	115,645
Goodwill	437,054	427,897
Intangible and other non-current assets, net	45,629	43,607
Operating lease right-of-use assets	11,021	12,045
Cemetery perpetual care trust investments	99,094	95,625
Non-current assets held for sale	—	322
Total assets	$1,377,486	$1,345,905
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of debt and lease obligations	$4,668	$4,296
Accounts payable	14,307	18,999
Accrued and other liabilities	31,059	33,922
Total current liabilities	50,034	57,217
Long-term debt	516,204	528,335
Obligations under finance leases, net of current portion	8,832	9,339
Obligations under operating leases, net of current portion	8,907	10,538
Deferred preneed cemetery revenue	78,285	76,781
Deferred preneed funeral revenue	40,576	33,663
Deferred tax liability	58,945	55,409
Other long-term liabilities	5,142	1,854
Deferred preneed cemetery receipts held in trust	112,985	109,152
Deferred preneed funeral receipts held in trust	110,451	115,416
Care trusts’ corpus	98,772	93,425
Total liabilities	1,089,133	1,091,129
Commitments and contingencies:
Stockholders’ equity:
Common stock	275	274
Additional paid-in capital	300,539	296,267
Retained earnings	266,292	236,988
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	288,353	254,776
Total liabilities and stockholders’ equity	$1,377,486	$1,345,905

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Revenue:
Service revenue	$46,631	$44,204	$143,158	$143,724
Property and merchandise revenue	46,617	48,633	139,658	140,732
Other revenue	7,008	9,905	26,509	27,502
Total revenue	100,256	102,742	309,325	311,958
Field costs and expenses:
Cost of service	25,034	22,851	73,378	71,215
Cost of merchandise	33,299	31,919	97,837	96,684
Cemetery property amortization	2,340	2,755	7,464	6,824
Field depreciation expense	3,376	3,226	10,141	9,836
Regional and unallocated funeral and cemetery costs	3,633	4,095	11,676	12,590
Other expenses	1,323	1,653	3,894	4,789
Total field costs and expenses	69,005	66,499	204,390	201,938
Gross profit	31,251	36,243	104,935	110,020

Corporate costs and expenses:
General, administrative, and other	12,172	12,177	36,258	36,163
Net (gain) loss on divestitures and impairment charges	(320)	6,559	48	788
Operating income	19,399	17,507	68,629	73,069

Interest expense	6,737	6,946	20,304	21,278
Loss on extinguishment of debt	579	—	579	—
Other, net	(536)	852	(429)	(1,029)
Income before income taxes	12,619	9,709	48,175	52,820
Expense for income taxes	3,583	3,431	13,681	16,882
(Benefit) expense related to discrete income tax items	156	(292)	(150)	(3,297)
Total expense for income taxes	3,739	3,139	13,531	13,585
Net income	$8,880	$6,570	$34,644	$39,235

Basic earnings per common share:	$0.56	$0.42	$2.19	$2.51
Diluted earnings per common share:	$0.56	$0.41	$2.17	$2.47

Dividends declared per common share:	$0.1125	$0.1125	$0.3375	$0.3375

Weighted average number of common and common equivalent shares outstanding:
Basic	15,667	15,490	15,629	15,398
Diluted	15,755	15,732	15,789	15,601

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$34,644	$39,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,342	18,077
Provision for credit losses	3,016	2,753
Stock-based compensation expense	5,681	5,857
Deferred income tax expense	3,536	3,308
Amortization of intangibles	982	926
Amortization of debt issuance costs	389	384
Amortization and accretion of debt	440	420
Loss on extinguishment of debt	579	—
Net loss on divestitures and impairment charges	48	788
Net gain on sale of excess real property	—	(1,047)

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(8,925)	(18,405)
Inventories, prepaid, and other current assets	(7,199)	203
Intangible and other non-current assets	(3,817)	(2,100)
Preneed funeral and cemetery trust investments	(4,608)	(16,796)
Accounts payable	(5,017)	(3,477)
Accrued and other liabilities	(6,941)	(1,493)
Deferred preneed funeral and cemetery revenue	8,419	623
Deferred preneed funeral and cemetery receipts held in trust	6,628	17,312
Net cash provided by operating activities	47,197	46,568

Cash flows from investing activities:
Acquisitions of businesses	(6,007)	(56,499)
Capital expenditures	(15,069)	(12,715)
Proceeds from divestitures and sale of other assets	982	37,310
Net cash used in investing activities	(20,094)	(31,904)

Cash flows from financing activities:
Borrowings from the credit facility	184,879	113,800
Payments against the credit facility	(196,829)	(115,900)
Payment of debt issuance costs for the credit facility	(1,280)	—
Payments on acquisition debt and obligations under finance leases	(607)	(427)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	916	1,476
Taxes paid on restricted stock, performance award vestings, and exercise of stock options	(2,383)	(8,276)
Dividends paid on common stock	(5,342)	(5,254)
Net cash used in financing activities	(20,646)	(14,581)

Net increase in cash and cash equivalents	6,457	83
Cash and cash equivalents at beginning of period	1,688	1,165
Cash and cash equivalents at end of period	$8,145	$1,248

NON-GAAP FINANCIAL MEASURES
This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.
The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The tax adjustment related to certain discrete items is not tax-effected, all other special items are taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals, and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for severance and separation costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for capital expenditures, which include cemetery property development costs, facility repairs and improvements, equipment, furniture, and vehicle purchases. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral comparable EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA, acquisition EBITDA, and divested EBITDA related to the funeral home segment. Funeral comparable EBITDA margin is defined as funeral comparable EBITDA as a percentage of funeral comparable revenue.
•Cemetery comparable EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, acquisition EBITDA, and divested EBITDA related to the cemetery segment. Cemetery comparable EBITDA margin is defined as cemetery comparable EBITDA as a percentage of cemetery comparable revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise, and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument business, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

•Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative, and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Comparable EBITDA and Cemetery Comparable EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit), and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral comparable EBITDA and cemetery comparable EBITDA are defined above. Funeral and cemetery gross profit are defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor, and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees, and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral comparable EBITDA, cemetery comparable EBITDA, financial EBITDA, ancillary EBITDA, acquisition EBITDA, and divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Operating income to Consolidated EBITDA and Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the three and nine months ended September 30, 2026 and 2025:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Operating income	$19,399	$17,507	$68,629	$73,069
Depreciation & amortization	6,306	6,503	19,342	18,077
Non-cash stock compensation	1,655	2,012	5,681	5,857
Net (gain) loss on divestitures and impairment charges	(320)	6,559	48	788
Consolidated EBITDA	$27,040	$32,581	$93,700	$97,791
Adjusted for:
Acquisition and divestiture expenses	$43	$395	$227	$395
Severance and separation costs(1)	443	—	443	—
Other special items(2)	186	—	$354	$—
Adjusted consolidated EBITDA	$27,712	$32,976	$94,724	$98,186

Total revenue	$100,256	$102,742	$309,325	$311,958
Operating income margin	19.3%	17.0%	22.2%	23.4%
Adjusted consolidated EBITDA margin	27.6%	32.1%	30.6%	31.5%

(1) Primarily represents the severance expense recognized during the third quarter of 2026 for our former Chief Information Officer pursuant to his Release and Separation Agreement which was effective August 14, 2026.

(2) Represents expenses related to external legal and advisory costs for a specific tax matter.

Special items affecting Adjusted net income (in thousands) for the three and nine months ended September 30, 2026 and 2025:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Acquisition and divestiture expenses	$43	$395	$227	$395
Severance and separation costs(1)	443	—	443	—
Equity award cancellation(2)	(324)	—	(324)	—
Loss on extinguishment of debt	579	—	579	—
Net (gain) loss on divestitures and sale of real estate(3)	(310)	5,845	$(263)	$(2,068)
Impairment of goodwill, intangibles, and PPE (4)	—	1,644	336	1,761
Tax adjustment related to certain discrete items	—	—	—	(421)
Other special items(5)	186	—	354	—
Total	$617	$7,884	$1,352	$(333)

(1) Primarily represents the severance expense recognized during the third quarter of 2026 for our former Chief Information Officer pursuant to his Release and Separation Agreement which was effective August 14, 2026.

(2) Primarily represents a reduction in stock-based compensation expense related to the forfeiture and cancellation of unvested equity awards during the third quarter of 2026 for our former Chief Information Officer pursuant to his Release and Separation Agreement which was effective August 14, 2026.

(3) Represents the net (gain) loss recognized for the sales of businesses and real estate during the periods presented.
(4) Represents impairment of assets held for sale during the periods presented.
(5) Represents expenses related to external legal and advisory costs for a specific tax matter.
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and nine months ended September 30, 2026 and 2025:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
GAAP diluted earnings per share(1)	$0.56	$0.41	$2.17	$2.47
Special items	0.03	0.34	0.06	(0.02)
Adjusted diluted earnings per share	$0.59	$0.75	$2.23	$2.45
(1) See table below for computation of diluted earnings per share

Computation of the diluted earnings per share for the three and nine months ended September 30, 2026 and 2025 (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Numerator for basic and diluted earnings per share:
Net income	$8,880	$6,570	$34,644	$39,235
Less: Earnings allocated to unvested restricted stock	(63)	(107)	(346)	(592)
Income attributable to common stockholders	$8,817	$6,463	$34,298	$38,643

Denominator:
Denominator for basic earnings per common share – weighted average shares outstanding	15,667	15,490	15,629	15,398
Effect of dilutive securities:
Stock options	88	242	160	203
Denominator for diluted earnings per common share – weighted average shares outstanding	15,755	15,732	15,789	15,601

Diluted earnings per common share:	$0.56	$0.41	$2.17	$2.47

Antidilutive stock options excluded from the computation of diluted earnings per share	194	222	207	224
Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three and nine months ended September 30, 2026 and 2025:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cash provided by operating activities	$24,747	$24,691	$47,197	$46,568
Cash used for capital expenditures	(5,846)	(6,706)	(15,069)	(12,715)
Free cash flow	$18,901	$17,985	$32,128	$33,853

Plus: incremental special items:
Acquisition and divestiture costs	$43	$395	$227	$395
Severance and separation costs(1)	26	248	203	$2,132
Other special items(2)	305	417	473	2,917
Adjusted free cash flow	$19,275	$19,045	$33,031	$39,297

(1) Primarily represents the severance expense paid during the third quarter of 2026 for our former Chief Information Officer pursuant to his Release and Separation Agreement which was effective August 14, 2026.
   Primarily represents the cash paid to our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and cash paid to our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Represents cash paid related to external legal and advisory costs for a specific tax matter in 2026 and cash paid for professional services related to the review of strategic alternatives in 2025.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, adjusted EBITDA, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of management of the plans, strategies, objectives and timing of management related to our capital allocation framework, including our planned uses of free cash flow and future capital allocation, including share repurchases, internal growth projects, potential strategic acquisitions, or debt repayment or refinancing plans; any statements of the plans, strategies, objectives and timing of management for future operations or financing activities, including, but not limited to, organizational performance, execution of our strategic objectives and growth strategy, planned acquisitions and divestitures, technology improvements, product development, the ability to obtain credit or financing, the ability to refinance outstanding indebtedness, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions and market conditions or performance; or any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or divestitures, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive, and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic objectives and growth strategy, if at all; our ability to meet the timing, objectives, and expectations related to our 2030 Vision, if at all; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic objectives and growth plan; the execution of our Standards Operating and strategic acquisition frameworks; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development, and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our new credit facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including debt repayment plans, internal growth projects, potential strategic acquisitions, share repurchases, or dividend increases; our ability to meet the projected financial and performance guidance of our updated full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance policies; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service, including changes and potential impacts, if any, resulting from the recently enacted One Big Beautiful Bill Act; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, including any new or emerging public health threats, on customer preferences and on our business; government, social, business, and other actions that have been and will be taken in response to pandemics and epidemics, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions on commercially reasonable terms and on a timely basis, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; our ability to successfully complete any non-core asset divestitures on commercially reasonable terms and on a timely basis, if at all, and the impact of any such divestitures on our Company, including any financial, operational, tax or other similar impacts related thereto; the effects of any additional imposition or changes in tariffs or trade agreements including, but not limited to, any potential disruptions in international trade, any increased inflationary pressures on the economy or costs for our goods, and our ability, if at all, to mitigate such effects; economic, financial, and stock market fluctuations; significant weather events, natural disasters, or catastrophic events; uncertainty around, and disruption from, new and emerging technologies, such as artificial intelligence (“AI”) and generative AI, and the failure to adapt or successfully incorporate such technologies into the Company's business; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; military conflicts, acts of war or terrorist acts and the governmental or military response to such acts or conflicts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.